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                                                              Exhibit 99.1

               DATEX-OHMEDA, INC. AND ITS OHMEDA MEDICAL DIVISION
               ARE GRANTED EXCLUSIVE U.S. LICENSE FOR DISTRIBUTION
            OF CHROMATICS' NON-INVASIVE MONITORING SYSTEM FOR INFANTS

     NEW YORK, June 9 /PRNewswire/ -- Chromatics Color Sciences International, Inc. (Nasdaq: CCSI) and Datex-Ohmeda, Inc. have reached an agreement under which Datex-Ohmeda, Inc. and its Ohmeda Medical division have been granted the exclusive license for U.S. sales, marketing and distribution of CCSI's Colormate(Registered) TLc-BiliTest(Trade Mark) System for monitoring of newborn bilirubinemia (infant jaundice).

     The agreement, which is effective immediately, calls for Datex-Ohmeda, Inc., a U.S. subsidiary of Instrumentarium Corporation, and its Ohmeda Medical division to begin nationwide marketing and distribution of the Colormate(Registered) TLc-Bilitest(Trade Mark) System to hospitals, pediatrician offices and the non-consumer home healthcare markets where the test is administered by a healthcare professional.

     Terms of the agreement include annual minimum market penetration performance standards and quantities of both the Colormate(Registered) TLc-BiliTest(Trade Mark) System and the TLc-Lensette(Trade Mark) calibration standards to be distributed by Datex-Ohmeda, Inc. through its home healthcare marketing channels and its Ohmeda Medical division, for which CCSI will share the revenues. In addition, Datex-Ohmeda, Inc. and Ohmeda Medical have negotiation rights for international marketing and distribution of the Company's monitoring system, and for the potential retail market and consumer home healthcare market where the test is not administered by a healthcare professional, subject to further required regulatory clearances for commercial use. "The combination of CCSI's advanced technology and Ohmeda Medical's strong relationships with the neonatal and home care communities represents a powerful alliance. This cutting-edge technology will enable us to offer healthcare professionals a better alternative to a painful invasive procedure," said Ohmeda Medical President Andy Krakauer. "The Colormate(Registered) TLc-BiliTest(Trade
Mark) System fits perfectly with Ohmeda Medical's extensive infant care product offerings, including our BiliBlanket(Registered) Plus Phototherapy System for treatment of infant jaundice. This new noninvasive technology reinforces our aim to `Make Life a Little Easier' for healthcare providers and, in particular, for our tiny patients."

     Chromatics Chief Executive Officer Darby Macfarlane said, "We have been very pleased with the reception that the Colormate(Registered) TLc-BiliTest(Trade Mark) System has received to date from hospitals since we began distribution this past February. However, we have been eager to reach agreement with a major distributor who shares our vision of the potential for this product. Our expectation is that this agreement will

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provide strong marketing and distribution to put our breakthrough infant jaundice monitor into the hands of the medical community, allowing this new, FDA-cleared technology to have its effect on the patient management standard of care in this area of medicine."

     The Colormate(Registered) TLc-BiliTest(Trade Mark) System (TLc for tender, loving care) is the only device with FDA clearance for commercial use being marketed in the U.S. for pain-free, non-invasive monitoring of hyperbilirubinemia for babies of all races and all gestational ages--even when undergoing phototherapy treatment. A study of the device published in Pediatrics, the publication of the American Academy of Pediatrics, found that the Colormate(Registered) TLc-BiliTest(Trade Mark) System results correlate within a clinically useful range to results obtained from current invasive techniques that involve taking blood from infants--often repeatedly.

     Datex-Ohmeda is the core business of Instrumentarium Corporation, an international healthcare company headquartered in Finland. Datex-Ohmeda, Inc., is Instrumentarium's U.S. subsidiary.

     Ohmeda Medical is a leading global supplier of infant care products for critically ill newborns, and suction and oxygen products for hospital-wide use. Since April 4, 1998, it has formed a separate division within Instrumentarium's Medical Equipment and Supplies segment; however, it operates under the Datex-Ohmeda, Inc. legal structure in the United States.

     Chromatics Color Sciences is in the business of color science and has developed technologies and intellectual properties that it believes have medical applications involving monitoring of certain chromogenic diseases or disorders such as hyperbilirubinemia in newborns. The Company defines chromogenic diseases or disorders as those diagnosed or monitored by the coloration of the human skin, tissue or fluid being affected. Additional medical applications to the monitoring of hyperbilirubinemia in newborns will require additional clinical trials and FDA clearances for commercial use.

     The Company's technologies and intellectual properties also have other applications including the scientific color measurement and classification of human skin and certain color-sensitive consumer products, and in determining the color compatibility of such skin and product color classification for use in a variety of industries including the cosmetic, beauty-aid and fashion industries.

     Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein.

     Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its long range business plan for various applications for its technologies, the Company's ability to enter into agreements with marketing and distribution partners, the impact of competition, the obtaining and maintaining of any necessary regulatory clearances applicable to applications of the Company's technology, management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those set forth in its annual report on Form 10-K for the year ended December 31, 1998, and on Form 10-Q for the quarter ended March 31, 1999.

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